SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 1999

                             EQUIVEST FINANCE, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    333-29015              59-2346270
    (State or other               (Commission           (I.R.S. Employer
     jurisdiction                 File Number)         Identification No.)
   of incorporation)

         100 NORTHFIELD STREET
         GREENWICH, CONNECTICUT                              06830
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (315) 422-9088

                      INFORMATION TO BE INCLUDED IN REPORT

Item 1. Changes in Control of Registrant

        Not Applicable.

Item 2. Acquisition or Disposition of Assets

        Not Applicable.

Item 3. Bankruptcy or Receivership

        Not Applicable.

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Item 4. Changes in Registrant's Certifying Accountant

        Not Applicable.

Item 5. Other Events

                                PRESS RELEASE

                            Equivest Finance, Inc.

                        Equivest Announces Completion
                            of Resort Acquisitions


      Greenwich, Connecticut, April 1, 1999. Equivest Finance, Inc. (NASD:EQUI) announced today that it has completed its previously announced acquisition of six timeshare vacation resorts, one resort development site, management contracts and consumer notes receivable from Kosmas Group International, Inc. ("KGI").

      Bluebeard's Castle, Bluebeard's Beach Club and Resort and the Elysian Beach Hotel and Resort, three of the resorts acquired by Equivest, are located in St. Thomas, U.S.V. I. These three properties currently include 311 units, with the ability to construct significant additional units. In addition, Equivest has acquired the Avenue Plaza Hotel and Resort in New Orleans, Louisiana, which currently has 265 units. The Avenue Plaza is located on St. Charles Avenue in the Garden District of New Orleans. The Coconut Malorie Hotel and Resort in Ocean City, Maryland has 85 units in an all-suite configuration, and is located directly on the intra-coastal waterway. Finally, the Ocean Gate Resort in St. Augustine, Florida, includes 24 two-and three-bedroom units on a beachfront property. Equivest also purchased rights to acquire two tracts of additional contiguous land that will enable it to construct an additional 60 units in St. Augustine. The Company also acquired land on Pennsylvania Avenue in Washington, D.C. on which it intends to construct a new timeshare resort of approximately 65 units, using existing permits and plans.

      The newly acquired resorts had total sales of vacation ownership intervals exceeding $20 million in 1998. The assets acquired in the transaction have a book value exceeding $70 million. This includes more than 20,000 vacation ownership intervals in current inventory with a total gross sales value at current prices of more than $180 million, and more than $16 million in consumer notes receivable. Approximately $4 million of these consumer notes had previously been financed by Equivest's subsidiary Resort Funding, Inc.

      Including the newly-acquired resorts, Equivest and its subsidiaries now own or operate 14 timeshare resorts on the East and Gulf coasts of the United States and in the Caribbean. The Company has total assets of more than $250 million, with a consumer base of more than 40,000 families, including borrowers from Resort Funding, Inc.


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      As previously disclosed, the Company's acquisition involved cash consideration of $4 million, less certain adjustments, and the assumption of approximately $45 million in debt or other liabilities relating to the acquired resorts. In addition, the Company agreed to purchase the interest of a third party with prior outstanding debt relating to the St. Thomas properties, together with additional inventory in one of the St. Thomas resorts, for $2 million in cash and 490,000 shares of Equivest stock. Equivest will also issue an additional 250,000 shares of its common stock to KGI if Equivest has at least $6 million in net income from the acquired properties during the twelve months ending March 31, 2000. KGI and Equivest have agreed to indemnify each other with respect to certain liabilities.

      The Company will seek to retain all existing employees at the acquired resorts except for a small number of former senior managers at the St. Thomas resorts. The Company also expects to make significant capital improvements at these resorts, including additional amenities and upgraded facilities.

      Richard C. Breeden, Equivest's Chairman, President and Chief Executive Officer, stated, "We are delighted to complete this major transaction, which more than doubles the size of our resort development business. We have added very strong senior managers to the company, and we are very pleased to have added a strong group of employees at each location. We expect the five new oceanfront properties will prove very attractive to our existing customers at our New England resorts, as well as to new purchasers at each location. Our urban locations in New Orleans and, when completed, the heart of Washington, D.C. should also provide our owners with exciting new vacation opportunities."

      Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements are based on the Company's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of the Company's businesses include a downturn in the real estate cycle, lack of available qualified prospects to tour the Company's resorts, competition from other developers, lack of appropriate sites for future developments, failure to complete construction in a timely and cost-efficient manner, or other factors which result in lower sales of vacation ownership interests, possible financial difficulties of one or more of the developers with whom the Company does business, including the risk of carrying non-performing assets or losses if defaulted loans prove to have insufficient collateral backing, fluctuations in interest rates, prepayments by consumers of indebtedness, inability of developers to honor replacement obligations for defaulted consumer notes, and competition from organizations with greater financial resources.

CONTACT:  Sandy Caswell, Regan Communications, (617)742-8180.


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Item 6.     Resignation of Registrant's Directors

            Not Applicable.

Item 7.     Financial Statements and Exhibits

            Not Applicable.

Item 8.     Change in Fiscal Year

            Not Applicable.

Item 9.     Sales of Equity Securities Pursuant to Regulation S

            Not Applicable.


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EQUIVEST FINANCE, INC.


Date: April 2, 1999                     By:  /s/ Gerald L. Klaben, Jr.
                                             -------------------------------
                                        Name:  Gerald L. Klaben, Jr.
                                        Title: Senior Vice President/CFO


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